Master Service Contract

between

BP America Production Company

and

Ecosphere Technologies, Inc.

Contract No. BPM-09-01245

MASTER SERVICE CONTRACT

TABLE OF CONTENTS

Article | Page No.

MASTER SERVICE CONTRACT

between

BP AMERICA PRODUCTION COMPANY

and

ECOSPHERE TECHNOLOGIES, INC.

THIS CONTRACT is made this 12th day of June 2009 (the Effective Date) by and between BP AMERICA PRODUCTION COMPANY (hereinafter referred to as "Company"), having an office at 501 WestLake Park Boulevard, Houston, Texas 77079, and ECOSPHERE TECHNOLOGIES, INC. (hereinafter referred to as "Contractor"), having an office at 3515 S.E. Lionel Terrace, Stuart, Florida 34997. Company and Contractor may hereinafter be referred to collectively as "Parties" or individually as a "Party." In consideration of the covenants and provisions hereinafter provided, the Parties agree as follows:

ARTICLE 1: CONTRACT DOCUMENTS AND INTERPRETATION

1.01 The following Contract documents together constitute this Contract:

Articles 1 to 28, inclusive
Exhibit "A" – Work Release Form
Exhibit "B" – Change Order Form
Exhibit "C" – Compensation Schedule
Exhibit "D" – Health, Safety, Security, and Environmental Requirements
Exhibit "E" – Substance Abuse Policy

1.02 Exhibits "A" to "E" inclusive are incorporated herein by reference and Contractor agrees to comply with all the provisions thereof.

1.03 Each Article in this Contract contains provisions that are sometimes referred to as a Section(s) of an Article(s). Unless the context otherwise requires, a general reference to any Article includes the entire Article and a reference to any specific Section(s) of an Article refers to the identified Section(s).

1.04 In the event of any conflict, inconsistency, or ambiguity between the Articles of this Contract and any of the Exhibits referred to above, the Articles shall prevail.

1.05 In the event of any conflict, inconsistency, or ambiguity among any of the Exhibits that are part of this Contract, they shall prevail in the order listed above except that in the event of a conflict between a Work Release and a Change Order to that Work Release, the Change Order shall prevail.

1.06 Reference to any statute, statutory provision, or statutory instrument includes a reference to that statute, statutory provision, or statutory instrument as from time to time amended, extended, or re-enacted.

1.07 Reference to the singular includes a reference to the plural and vice versa and reference to one gender includes a reference to the other gender.

1.08 Headings are used for convenience only and will not affect the construction or validity of this Contract.

1.09 The Parties agree that each has had the opportunity to review the terms and provisions of this Contract with counsel of their choosing and to request any desired changes or clarifications and that the terms of this Contract will not be interpreted against one Party or the other on the ground that such Party drafted or revised a particular provision. Instead, in the event of any ambiguity, this Contract will be interpreted in accordance with the intent of the Parties as evidenced by the Contract taken as a whole.

1.10 The Parties agree that upon the Effective Date any pre-existing written master service agreement(s) between them that covers work or services that are of a nature that could be covered under this Contract is terminated, except with respect to work or services then in progress under such agreement.

ARTICLE 2: DEFINITIONS

In this Contract, the words and phrases shall have the meanings ascribed below or as defined separately in the individual Articles of this Contract.

2.01 "Affiliate or Affiliates" of a company shall mean a current or future Person directly or indirectly controlling, controlled by, or under common control with such company. "Control" for this purpose shall, in the case of a corporation with outstanding voting stock, require the direct or indirect ownership of or power to vote with respect to outstanding shares of a corporation's capital stock constituting fifty percent (50%) or more of the votes of any class of such corporation's outstanding voting stock, and with respect to any Person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of such person's management or policies.

2.02 "Change Order" shall have the meaning set out in Section 3.02.

2.03 "Claim/Loss" and "Claims/Losses" shall mean all claims and losses of all kinds and descriptions concerning bodily injury, personal injury, illness, death, and property damage including claims and/or losses for the above regardless of how such claims and/or losses may be characterized. Included, without limitation, are damages of all kinds and descriptions, liabilities, liens, privileges, and other encumbrances, causes of action (including actions in rem or in personam, at law or in equity) obligations, judgments, interest, costs, expenses, and awards whether created by law, contract, tort, arbitration, voluntary settlement (to the extent authorized by the Indemnitor), or otherwise, and shall, except as otherwise expressly provided, include claims based on contractual indemnity.

2.04 "Company" shall refer to BP America Production Company.

2.05 "Company Group" shall mean the following Persons individually and collectively: Company and its Affiliates, its and their co-venturers, co-owners, co-lessees, co-working interest owners, joint venturers, partners, and all of their Affiliates, and the officers, directors, shareholders, employees, agents, and representatives of all those entities. Company Group does not include any Person who is a member of Contractor Group.

2.06 "Connected With" shall have the meaning set out in Section 14.01.

2.07 "Contract" shall have the meaning set out in Article 1 hereof.

2.08 "Contractor" shall refer to the Party designated in the preamble to this Contract.

2.09 "Contractor Group" shall mean the following Persons individually and collectively: Contractor and its Affiliates, its subcontractors and their Affiliates, and the officers, directors, shareholders, employees, agents, and representatives of all of those entities. Contractor Group does not include any Person who is a member of Company Group.

2.10 "Contractor's Property" shall mean all materials, supplies, equipment, or other property, real or personal, that is owned, leased, rented, chartered, or operated by Contractor Group in connection with the performance of the Contract.

2.11 "Creative Material(s)" shall have the meaning set forth in Section 22.02.

2.12 "Day or Days" shall mean calendar day or days.

2.13 "Defend" or "Defense" shall have the meaning set forth in Section 14.01.

2.14 "Developed Information" shall have the meaning set forth in Section 22.01.

2.15 "Existing Property" shall include all machinery, structures, equipment, risers, pipelines, wells, manifolds, wellheads, and other tangible property owned by Company Group that is located at, on, or adjacent to the Work Site(s) (including without limitation all property of Company Group identified in the applicable Work Release). The term "Existing Property" shall not be deemed or interpreted to include any of Contractor's Property.

2.16 "Effective Date" shall refer to the date set forth in the preamble of this Contract.

2.17 "Force Majeure" shall mean any event beyond the reasonable control of the Party claiming to be affected thereby including without limitation acts of God, storms named by the National Weather Service, war, fire, flood, nation or industry wide strikes, acts of the public enemy, terrorism, insurrections, riots, or rules or regulations of any governmental authority asserting jurisdiction or control, compliance with which makes continuance of the Work impossible. Notwithstanding the foregoing, Force Majeure shall not include events contributed to by the Negligence/Fault or gross negligence or willful misconduct on the part of the Party claiming Force Majeure nor shall Force Majeure include effects that could have been avoided or mitigated by the exercise of reasonable care on the part of the Party claiming Force Majeure. Inability of either Party to secure funds shall not be regarded as Force Majeure.

2.18 "Indemnify" or "Indemnification" shall have the meaning set forth in Section 14.01

2.19 "Indemnitee" shall have the meaning set forth in Section 14.01.

2.20 "Indemnitor" shall have the meaning set forth in Section 14.01.

2.21 "Negligence/Fault" shall have the meaning set out in Section 14.01.

2.22 "Party" or "Parties" shall have the meaning set out in the preamble to this Contract.

2.23 "Person" or "Persons" shall include any natural person(s) as well as any legal entity including without limitation either Party or any member of Company Group or Contractor Group.

2.24 The term "subcontractor" or "subcontractors" when used in connection with Contractor shall include any subcontractor of any tier hired by Contractor to perform any services or furnish any materials or equipment at, on, or adjacent to, or in transit to or from, the Work Site, provided such services or materials or equipment are part of the Work to be performed by Contractor.

2.25 "Taxes" shall mean all applicable taxes, including all (federal, state, and local) ad valorem, income or net worth, property, occupation, payroll, employment, first use, gross receipts, privilege, sales, use, consumption, excise, and other governmental charges, duties, tariffs, levies, licenses, fees, permits, and assessments.

2.26 "Term" shall have the meaning set forth in Article 4.

2.27 "Third Party or Third Parties" shall mean any Persons not included in Company Group or Contractor Group.

2.28 "Work" shall mean the services furnished by Contractor to Company, and/or the furnishing of equipment, supplies, products, labor, or materials to Company by Contractor, pursuant to this Contract.

2.29 "Work Product(s)" shall refer to the site, equipment, supplies, products, etc., that are the tangible manifestation or object of the Work, including without limitation, Developed Information.

2.30 "Work Site(s)" shall mean the production facilities, well site(s), or other location(s) where Company requests Contractor to perform Work, and shall include, if applicable, without limitation, the facilities or location(s) of Contractor or its subcontractors or the facilities or location(s) of Company or any other contractor of Company.

2.31 "Work Release" shall refer to the request by Company for Contractor to perform Work, usually in the form attached as Exhibit "A," as more particularly described in Article 3. Company may issue purchase orders from Company's purchase to pay (P2P) system in lieu of Work Releases; in such cases P2P purchase order shall be substituted for all references to Work Release within this Contract.

ARTICLE 3: SCOPE OF WORK

3.01 Company proposes from time to time to request from Contractor certain Work, as more specifically defined in each Work Release. It is agreed and understood that Company is not obligated to request Work hereunder, and that Contractor is not obligated to accept any Work Release issued by Company hereunder; however, Company and Contractor agree that the following general provisions shall at all times apply to and control all Work that may be conducted or carried out by Contractor for Company under any Work Release until such Work Release is canceled pursuant to Article 18 or Article 19 hereof. With respect to Work performed under this Contract, the Compensation Schedule set forth as Exhibit "C" shall apply. Any services performed by Contractor for Company that are not governed by another written master service agreement shall be considered as Work performed under this Contract irrespective of whether a written Work Release has been executed. In such instance, a reference in this Contract to a "Work Release" shall include Work being performed under an oral agreement.

3.02 From time to time Company's representative(s) may clarify, modify, expand, or reduce the Work by a written Change Order in the form of Exhibit "B" or a P2P purchase order change order. Contractor shall comply with directions in such Change Orders, provided that Contractor shall not be required to perform Work which is beyond the general scope of Work described in the Work Release.

ARTICLE 4: TERM

4.01 Subject to Article 18 and Article 19, the term of this Contract shall be for an initial period of three (3) years, commencing on the Effective Date and, after such initial period, until terminated by either Party upon thirty (30) Days' written notice. Notwithstanding any termination date, the terms and conditions herein shall govern until any Work in progress is completed or otherwise terminated

ARTICLE 5: PERFORMANCE

5.01 Contractor shall perform the Work in a diligent, skillful, safe, and workmanlike manner, and in accordance with good industry standards to prompt completion, subject to all of the terms and conditions of this Contract. Contractor shall use its best efforts to achieve the specified results on or before the date specified in each accepted Work Release; provided however, that if Company requests changes to the Work that affect the completion schedule, the Parties shall mutually agree upon an amended completion date to reflect such changes in Work in accordance with a Change Order issued pursuant toSection 3.02.

ARTICLE 6: WARRANTY OF WORK AND EQUIPMENT

6.01 Contractor warrants that: (i) it is experienced and fully qualified to perform the Work; (ii) all Work will be performed safely and in a good and workmanlike manner and in full compliance with all applicable federal, state, and local laws, regulations, and standards; (iii) it has adequate equipment in good working order and fully trained personnel capable of efficiently and safely operating such equipment and performing Work for Company; (iv) it regularly conducts thorough training and implements safety programs applicable to the type of work performed; (v) all materials, equipment, goods, supplies, or manufactured articles furnished by Contractor in the performance of Work will be free from any defects and will be suitable for their intended purpose; (vi) the Work Product will be free from defects and will perform in accordance with the requirements of the applicable Work Release and this Contract; and (vii) Contractor, in conducting the Work, shall not employ any person whose employment would violate applicable labor laws

6.02 Contractor further warrants that all Work performed by it hereunder will be performed in accordance with the most stringent environmental and safety regulations and by employing all necessary precautions and procedures and protective equipment and devices. Any breach of the obligations set forth in this Article

shall constitute a default by Contractor of its obligations hereunder and will entitle Company to terminate the applicable Work Release or this Contract pursuant to the provisions of Article 18. Without limiting Company's remedies, Contractor agrees that any portion of the Work found to be defective or unsuitable for its intended use shall be corrected, or removed and replaced, without additional cost or risk to Company, or at Company's option, Company may correct or repair and replace the same and charge Contractor for the costs thereof. **Except as provided in Article 14, Contractor agrees to Indemnify Company Group from any Claims/Losses Connected With any breach of the warranties provided for in this Article.**

ARTICLE 7: INDEPENDENT CONTRACTOR AND LOUISIANA STATUTORY EMPLOYEE

7.01 In the performance of the Work, Contractor is an independent contractor, shall control the performance of the details of the Work, and shall be responsible for the results as well as responsible for ensuring that the performance of the Work is conducted in a manner consistent with appropriate safety, health, and environmental considerations, including, but not limited to, Company's policies thereon. The Work as specified in any Work Release may be supplemented by instructions from Company's representative(s), and Company reserves the rights of observation and inspection to secure satisfactory completion of Work

7.02 The presence of and the observation and inspection by Company's representative(s) at the Work Site will not relieve Contractor from Contractor's obligations and responsibilities under this Contract. Neither Contractor, nor Contractor's employees, agents, representatives, or subcontractors, shall have authority to commit Company or any member of Company Group to any binding legal obligation nor shall any of them be deemed for any purpose to be agents, servants, or representatives of Company Group in the performance of the Work. Company shall have no direction or control of the members of Contractor Group in the performance of the Work and is interested only in the results obtained. Nothing contained in this Contract will be construed to be inconsistent with such independent contractor relationship

7.03 In all cases where Contractor's Employees (which for purposes of this Section 7.03, and only as between Contractor and Company Group, are defined to include Contractor's and its subcontractors' direct, borrowed, special, or statutory employees) are performing work in or offshore the State of Louisiana or are otherwise covered by the Louisiana Workers' Compensation Act, La. R.S. 23:1021 et seq., Company and Contractor agree that the Work performed by Contractor and Contractor's Employees pursuant to this Contract is an integral part of and are essential to the ability of Company to generate Company's goods, products, and services for the purpose of La. R.S. 23:1061 (A) (1). Furthermore, Company and Contractor agree that Company is the statutory employer of Contractor's Employees for purposes of La. R.S. 23:1061 (A) (3) and that Company shall be entitled to the protections afforded a statutory employer under Louisiana law. **Irrespective of Company's status as the actual or alleged statutory or special employer (as defined in La. R.S. 23:1031 (C)) of any of Contractor's Employees, Contractor, as between Contractor and Company Group, shall remain primarily responsible for the payment of all workers' compensation and medical benefits to Contractor's Employees, and shall not be entitled to seek contribution for any such payments from Company or any other member of Company Group, and Contractor further agrees that it will Indemnify Company Group from and against any such payments and that Contractor will Indemnify Company Group from and against any and all Claims/Losses relating to or asserted by Contractor's Employees even if any such Contractor's Employee is also held to be an employee (whether a statutory, special or borrowed employee, or otherwise) of Company or any other member of Company Group and, as set forth in Article 14, regardless of any Negligence/Fault of Company Group.**

ARTICLE 8: CONTRACTOR'S OBLIGATIONS AND ACCESS TO WORK SITE

8.01 In the performance of the Work hereunder Contractor shall furnish at its own expense, cost, and discretion any and all necessary labor, personal protective equipment, machinery, equipment, tools, transportation, and whatever else is necessary in the performance and completion of the Work, except for such items as Company specifically agrees, in writing, to furnish. At no additional cost to Company, Contractor shall replace any of its personnel whose presence is regarded by Company as detrimental to Company's operations at the Work Site.

8.02 If, in order to gain access to or return from the Work Site to be serviced, it is necessary to repair roadbeds, or to provide tractors, vessels, or other special means of transportation for the trucks, equipment, or personnel of Contractor, such shall be arranged and paid for by Company.

ARTICLE 9: COMPENSATION AND PAYMENT

9.01 Contractor shall be paid, in full and complete satisfaction of all sums owed with respect to the Work, the amounts specified in Exhibit "C," provided, however, that Contractor shall not receive more than the maximum sum stated in each Work Release, unless the Parties mutually agree in writing to a greater sum by a duly executed Change Order. Unless otherwise agreed to in writing by Company, the rates established in Exhibit "C" shall be fixed for the duration of this Contract. Notwithstanding the provisions set forth in Exhibit "C," Company reserves the right to request at any time from Contractor additional proposals for the types of services contemplated hereunder, and to request proposals and to award contracts for such services to other contractors.

9.02 Compensation shall be in accordance with the attached Exhibit "C" – Compensation Schedule, and Contractor shall invoice Company in accordance with said Exhibit "C." Contractor shall make no changes to the attached Exhibit "C" without a duly authorized and executed Contract amendment, Work Release, or Change Order from Company approving said changes. No other documents revising Exhibit "C" will be acceptable. Only Company personnel, such as the responsible Supply Chain Specialist, Supply Chain Team Leader, Supply Chain Manager, or Supply Chain Director, with appropriate Delegation of Authority may authorize such changes to Exhibit "C." Contractor shall not invoice Company for any service, material, or equipment unless said service, material, or equipment has been appropriately documented as specified above. Company retains the right to reject any invoice that contains rates, prices, fees, charges, or surcharges that have not been appropriately approved, authorized, and documented by Company as specified above.

9.03 Contractor shall submit a documented and itemized invoice each month to Company covering the total for reimbursable costs and Work performed during the preceding month, as confirmed by Company's representative, all in accordance with the Exhibit "C," Compensation Schedule. Contractor shall identify each invoice with the Paykey number to be supplied by the Company's representative, Contract Number (BPM-09-01245), Work Release Number (as indicated on the Work Release), and Project Identification (if applicable). Within thirty (30) Days after the receipt by Company of Contractor's invoice, Company shall pay Contractor, but only if Contractor has complied with all provisions of this Contract. Contractor shall mail the invoice to the following address or to such other address as may be formally advised in writing to Contractor:

Mailing Address:

BP America Production Company
Attention: Scanning Dept. S646
Paykey No. *(as indicated on Work Release)*
P. O. Box 22024
Tulsa, OK 74121-2024

FedEx/UPS Address:

BP America Production Company
Attention: Scanning Dept. S646
Paykey No. *(as indicated on Work Release)*
509 South Boston Avenue
Tulsa, OK 74103-4605

9.04 In the event Company disputes one or more items in an invoice, Company shall notify Contractor in writing of the item or items under dispute and the reasons therefor. Company shall have the right to withhold payment of the disputed items only, and payment as to the remainder will be made as provided herein; provided, however, that payment of any amount, including any disputed amount, by Company will not

waive Company's right subsequently to contest the correctness of the amount and seek reimbursement from Contractor.

9.05 Other than as provided in Article 23, invoices received later than six (6) months after acceptance of the Work covered by a Work Release will be deemed invalid and Company will have no obligation or liability to pay same.

9.06 Contractor warrants that pricing, discounts, and terms for all Services, Work, and/or Materials under this Contract are equivalent to or less than those for comparable Contractor offerings to any other company. If, during the term of the Contract, Contractor provides more favorable terms for said offerings to another such company, the Contract shall be deemed to be amended, automatically and without any act required of any Party, to provide the same terms to Company. Contractor further warrants that the prices charged hereunder are in compliance with all applicable government laws, rules, and regulations.

ARTICLE 10: TAXES, LIENS, AND CHARGES

10.01 Contractor agrees to pay its subcontractors and discharge all valid Taxes, liens, claims, charges, or other impositions imposed and to be imposed by law on Contractor Connected With the Work performed hereunder. **Contractor agrees to Indemnify Company Group from all Claims/Losses resulting from any failure of Contractor to comply with such obligations.** Prior to or upon the completion of any Work done pursuant to a particular Work Release, Company shall have the right to request, and Contractor shall furnish, proof satisfactory to Company that any such payments, Taxes, liens, claims, charges, or impositions are satisfied or discharged. Otherwise, Company shall have the right to withhold payment up to the amount of any such payments, Taxes, liens, claims, charges, or impositions until such have been paid. In addition, if any such obligations have not been satisfied in a timely manner, Company may pay or satisfy such amounts, in whole or in part, and deduct any such amount from amounts due Contractor

ARTICLE 11: CONFLICTS OF INTEREST

11.01 Contractor warrants that neither it nor any other Person in the Contractor Group has: (i) given any commissions, payments, gifts of substantial value, kickbacks, lavish or extensive entertainment, or other things of value to any officer, director, employee, agent, or representative of Company, or any family member thereof, or received same from any vendor, supplier, or contractor in connection with this Contract; or (ii) paid any fee, commission, rebate, or anything of value to or for the benefit of any governmental official having jurisdiction over the Work Site. Contractor acknowledges that the giving or receiving of any such payments, gifts, kickbacks, extensive entertainment, or anything of value is strictly in violation of Company's corporate policy and may result in the cancellation of this Contract and other contracts. Contractor shall notify Company's security department of any such solicitation as aforesaid. Contractor's compliance with the provisions of this Article 11 is subject to audit by Company under the provisions of Article 23 hereof.

ARTICLE 12: CONFIDENTIALITY

12.01 Contractor agrees that Developed Information (as defined in Section 22.01) and any other technical or business information (hereinafter "Company Confidential Information") that is disclosed to Contractor or its subcontractors in connection with any Work hereunder by Company Group or Company's other contractors, either orally or in writing, is to be treated as confidential and proprietary. Contractor agrees that Company Confidential Information will be maintained in strict confidence and not used or disclosed to Third Parties other than in performing Work for Company. The requirement to maintain information in strict confidence, however, shall not apply to Company Confidential Information that: (i) is or becomes generally available to the public through no wrongful act of Contractor; (ii) was in the possession of Contractor prior to the time it was acquired hereunder and was not acquired, directly or indirectly, from Company or its Affiliates or from others under an obligation of confidentiality; (iii) is independently made available as a matter of right to Contractor by a Third Party without obligations of confidentiality, provided that such Third Party did not acquire such information directly or indirectly from Company or its Affiliates; or (iv) is required by law to be

divulged, provided that Contractor must notify Company prior to any disclosure, and must assist Company in minimizing the extent of disclosure.

12.02 Contractor acknowledges and agrees that Company, in its sole discretion, may deliver and/or store Company Confidential Information in digital form on the Internet, extranets and/or through public networks and service providers. Such digital information will be stored on internal or external computers and accessed from public telecommunications networks, and will be accessible by a controlled group of Persons (the "Controlled Group"). Contractor agrees that the delivery and storage of such Company Confidential Information in this manner must not be deemed as making the information generally available to the public, even if such Company Confidential Information is accessed by Persons who are not within the Controlled Group.

12.03 Contractor must not disclose Company Confidential Information to any Third Party or use it or any part thereof except in the performance of the Work. Contractor agrees to limit access to Company Confidential Information to its employees, agents, representatives, and subcontractors who reasonably require such access for purposes of this Contract. Contractor agrees to use its best efforts in requiring that its employees, agents, representatives, and subcontractors maintain Company Confidential Information in strict confidence. Contractor must not make nor permit the making of any copies, abstracts, derivatives, or summaries of any Company Confidential Information, except in the performance of the Work. Upon completion of Work for Company, or at Company's request, Contractor must return all Company Confidential Information (including, but not limited to, all copies, abstracts, derivatives, and summaries).

12.04 No press release or other public announcement or public disclosure having or containing any reference, either directly or by implication, to this Contract or the transactions herein contemplated, or to Company or any other Persons of Company Group, will be made or used by Contractor or on its behalf, unless the same has been approved in writing by an authorized officer of Company. This prohibition specifically includes, but is not limited to, any public release (either through print or broadcast news media), any articles prepared for internal or external publication, technical papers, and discussions with journalists or other Third Parties.

ARTICLE 13: NOTICES

13.01 All notices to be given under this Contract shall be in writing and shall be delivered by (i) hand, (ii) registered or certified mail, or (iii) facsimile (provided there is confirmation of receipt of complete transmission), to the following address and to the attention of the person or job title below:

Company:

BP America Production Company
501 WestLake Park Boulevard
Houston, Texas 77079
Attention: PSCM Manager
Mail Code: 2039 WL4
Telephone: 281-366-2241
Fax: 281-366-7130

Contractor:

Ecosphere Technologies, Inc
3515 S.E. Lionel Terrace
Stuart, Florida 34997
Attention: Dennis MCGuire
Mail Code: 3515 S.E. Lionel Terrace
Telephone: 772-287-4846
Fax: 772-781-4778

13.02 Notices delivered personally shall be effective when delivered. Notices sent by facsimile shall be effective on the first business Day following the date of complete transmission. Notices sent by registered or certified mail shall be effective when received.

ARTICLE 14: INDEMNITY

14.01 Special Definitions: Except as provided below, when used in this Article or elsewhere in this Contract, all terms shall have the meanings set forth in Article 2 (Definitions), with specific reference to the definitions of Affiliate, Claims/Losses, Company Group, Contractor Group, Existing Property, Contractor's Property, Party, Person, and Work.

14.01.01 "Indemnify" or "Indemnification" shall be deemed to include and stand for the following phrase: "release, protect, Defend, indemnify and hold harmless." For avoidance of doubt, if gross negligence or willful misconduct is alleged along with Negligence/Fault, the term "Indemnify" or "Indemnification" includes the duty to provide a full Defense even though gross negligence or willful misconduct are alleged and even though the Indemnitor is not obligated to pay any portion of an award of damages allocated to the Indemnitee's gross negligence or willful misconduct.

14.01.02 "Indemnitor" shall refer to the Party against whom indemnity (or release) is sought under this Contract.

14.01.03 "Indemnitee" shall refer to the Person seeking indemnity (or release) under this Contract.

14.01.04 "Connected With" shall be deemed to include and stand for "directly or indirectly arising out of, resulting from, or in any way connected with or related to." For avoidance of doubt, the indemnities in this Contract are intended to be broad and cover all Claims/Losses in any way connected to the performance of the Contract or any Work Release, including any Claims/Losses associated with any presence on any premises, including any Claims/Losses associated with any ingress, egress, loading, or unloading, and transportation to and from the Work Site.

14.01.05 "Defend" or "Defense" shall include the obligation to pay reasonable attorneys' fees, court costs, expert fees, and other reasonable costs incurred by the Indemnitor or the Indemnitee as a result of defending against a Claim/Loss as required by this Contract, or, at the election and cost of the obligor, the obligation to select and engage competent attorneys and experts to defend against a Claim/Loss as required by this Contract and Section 14.09.02.

14.01.06 "Negligence/Fault" shall, except to the extent expressly otherwise provided, include negligence, strict liability, other premises liability, unseaworthiness, unairworthiness, liability for defective equipment, and breach of statutory duty, whether or not resulting from preexisting conditions, and, except to the extent expressly otherwise provided, whether or not such Negligence/Fault is sole, concurrent, joint, comparative, active, or passive.

14.01.07 The phrases "even if caused by the Negligence/Fault" or "even if contributed to by the joint or concurrent Negligence/Fault" shall, except to the extent expressly otherwise provided, mean that the Parties intend for the indemnity and other obligations to apply whether or not the Claims/Losses are contributed to by, occasioned by, or are the result of the Negligence/Fault of the Indemnitee or any other Person, and that, except to the extent expressly otherwise provided, the Parties intend for the indemnity and other obligations to apply;

(i) without regard to any conflicting rules of liability under any applicable law or regulation,

(ii) without regard to any successful limitation or exoneration of liability proceeding filed by or on behalf of the indemnifying Party pursuant to the laws of any state or country or the provisions of any international convention, and

(iii) without regard to whether the Claims/Losses in question are sought directly or indirectly by way of recovery, tort or contractual indemnification, or contribution by a Person against the Indemnitee.

It is expressly provided, however, that the phrases "even if caused by the Negligence/Fault" or "even if contributed to by the joint or concurrent Negligence/Fault" shall not apply to or include the gross negligence or willful misconduct of any Indemnitee.

14.02 **Contractor's General Indemnity Obligations: Contractor shall Indemnify Company Group from and against all Claims/Losses for the following when Connected With this Contract:**

14.02.01 (i) all injuries to, deaths, or illnesses of persons in Contractor Group, and

(ii) all damages to or losses of any of Contractor's Property,

even if caused by the Negligence/Fault of Company Group or any other Person; and

14.02.02 (i) all injuries to, deaths, or illnesses of Third Parties,

(ii) all damages to or losses of Third Parties' property, and

(iii) all damage to or losses of Existing Property up to and including Two Hundred Fifty Thousand United States Dollars (US$250,000) per occurrence,

to the extent caused by the Negligence/Fault of Contractor Group, even if contributed to by the joint or concurrent Negligence/Fault of Company Group or any other Person; provided that, in the event of joint or concurrent Negligence/Fault of Contractor Group and Company Group, Contractor's indemnification obligation hereunder shall be limited to Contractor Group's proportionate share of such Negligence/Fault.

14.03 **Company's General Indemnity Obligations: Company shall Indemnify Contractor Group from and against all Claims/Losses for the following when Connected With this Contract:**

14.03.01 (i) all injuries to, deaths, or illnesses of persons in Company Group, and

(ii) all damages to or losses of Existing Property in excess of Two Hundred Fifty Thousand United States Dollars (US$250,000) per occurrence,

even if caused by the Negligence/Fault of Contractor Group or any other Person; and

14.03.02 (i) all injuries to, deaths, or illnesses of Third Parties, and

(ii) all damages to or losses of Third Parties' property,

to the extent caused by the Negligence/Fault of Company Group, even if contributed to by the joint or concurrent Negligence/Fault of Contractor Group or any other Person; provided that, in the event of joint or concurrent Negligence/Fault of Company Group and Contractor Group, Company's indemnification obligation hereunder shall be limited to Company Group's proportionate share of such Negligence/Fault.

14.04 **<u>Cross Indemnity Provision</u>: To the extent Company's other contractor(s) executes cross indemnification and insurance and waiver provisions substantially similar to those contained in this Section 14.04:**

14.04.01 **Contractor agrees to Indemnify Company's other contractor(s) (and its subcontractors or Group as referred to in such other contractor's contract) from and against all Claims/Losses for the following when Connected With this Contract:**

(i) **all injuries to, deaths, or illnesses of persons in Contractor Group, and**

(ii) **all damages to or losses of Contractor's Property,**

<u>even if caused by the Negligence/Fault</u> of Company's other contractor(s) (or its subcontractors or Group, as applicable) or any other Person.

14.04.02 **Contractor agrees that it will support its mutual indemnity obligations in this Section 14.04 with insurance or qualified self-insurance with minimum limits not less than those set forth in Section 14.11 obtained for the benefit of such other contractor(s) (and its subcontractors or Group, as applicable) as indemnitees, but such minimum insurance requirements shall not limit Contractor's indemnity obligations except to the extent mandated by applicable law.**

14.04.03 **Contractor agrees that it will waive any Claims/Losses against Company's other contractor(s) (and its subcontractors or Group as referred to in such other contractor's contract) for punitive, exemplary, consequential or indirect damages Connected With this Contract, including without limitation, loss of profits, loss of production, or loss of use. The waiver afforded by this provision shall be applicable <u>even if such Claims/Losses are caused by the Negligence/Fault</u> of any other Person benefiting from the waiver. To the extent permitted by law, any statutory remedies that are inconsistent with this provision of the Contract are waived.**

The Parties intend to create a third party beneficiary obligation of Contractor in favor of such other of Company's contractors that have included reciprocal cross indemnity, insurance support, and waiver provisions in their respective contracts with Company (and to extend such third party beneficiary obligation of Contractor to the subcontractors or Group, as applicable, of such other contractors).

14.05 **<u>Pollution</u>: Contractor shall assume responsibility for, and shall Indemnify Company Group from and against, all liability relating to the control and removal of pollution or contamination:**

14.05.01 **that originates from spills of fuels, lubricants, motor oils, pipe dope, paint, solvents, ballast, bilge and garbage, debris, or any other substances in Contractor Group's possession or control or originating from Contractor's Property, <u>even if caused by the Negligence/Fault</u> of Company Group or any other Person, without monetary limit; or**

14.05.02 **that otherwise results from performance of the Work hereunder by Contractor Group, to the extent caused by the Negligence/Fault of Contractor Group <u>even if contributed to by the joint or concurrent Negligence/Fault</u> of Company Group or any other Person, but only to the extent of One Million United States Dollars (US$1,000,000) per occurrence.**

Except as provided above in this Section 14.05, Company shall assume all responsibility for the control and removal of, and shall Indemnify Contractor Group from and against all liability relating to the control and removal of, pollution or contamination, <u>even if caused by the Negligence/Fault</u> of Contractor Group or any other Person.

Notwithstanding the foregoing, the assumptions of liability by Company and Contractor under this Section 14.05 apply only to the cost of and liability for control and removal of such pollution and contamination, and do not apply to Claims/Losses caused by such pollution or contamination and

shall, in no event, alter, lessen or affect the liabilities or responsibilities of Contractor or Company specified elsewhere in the Contract.

14.06 Fines and Penalties: Contractor agrees to assume responsibility for and to Indemnify Company Group from and against any fines or penalties resulting from Contractor's provision of the Work to the extent caused by the Negligence/Fault of Contractor Group, even if contributed to by the joint or concurrent Negligence/Fault of Company Group or any other Person.

14.07 Underground Damage: Company shall Indemnify Contractor Group for the loss of or damage to any geological formation, strata, or oil or gas reservoir beneath the surface of the earth resulting from operations under the Contract, even if caused by the Negligence/Fault of Contractor Group or any other Person.

14.08 Limitation on Damages: Company waives any Claims/Losses against Contractor Group for punitive, exemplary, consequential or indirect damages arising out of this Contract, including without limitation, loss of profits, loss of production, or loss of use. Contractor waives any Claims/Losses against Company Group for punitive, exemplary, consequential or indirect damages arising out of this Contract, including without limitation, loss of profits, loss of production, or loss of use. The waiver afforded each Party (and its Group) by this provision shall be applicable even if such Claims/Losses are caused by the Negligence/Fault of the Party (or its Group) or any other Person benefiting from the waiver. To the extent permitted by law, any statutory remedies that are inconsistent with this provision of the Contract are waived.

14.09 Notice and Defense

14.09.01 Contractor or Company, as the case may be, shall promptly give to the other Party notice in writing of (i) any Claim/Loss that has been made known to the representative of the Party as referenced in Article 13, or (ii) proceedings commenced for which Indemnification is claimed. Such notice shall state with as much detail as is reasonably practicable the facts and circumstances giving rise to the Claim/Loss against the Indemnitee. Notwithstanding the foregoing, if either Party is obligated to Indemnify the other Party (or any other Person pursuant to this Contract), lack of prompt notice shall not be a defense except to the extent prejudice has resulted from such lack of prompt notice.

14.09.02 The Indemnitor shall confer with the Indemnitee concerning the Defense of any such Claim/Loss proceedings but, subject to the provisions of this Article 14 and any other applicable provisions of this Contract, if the Indemnitor has assumed the full Defense of the Claim/Loss without qualification, the Indemnitor or its insurer shall retain control of the conduct of such Defense, including but not limited to the selection and management of counsel. Notwithstanding the foregoing, however, even if the Indemnitor has assumed the full Defense of the Claim/Loss without qualification, neither Party shall effect settlement of or compromise any such Claim/Loss proceedings without having obtained the prior written consent of the other Party. If the Indemnitee does not consent to a settlement that the Indemnitor is willing to accept, then the Indemnitor's liability shall be limited to the amount for which the lawsuit could have been settled. If the Indemnitor has assumed the full Defense of the Claim/Loss without qualification, the Indemnitee may, upon written notice to the Indemnitor and at the Indemnitee's sole cost and expense, select its own counsel to participate in and be present for the defense of any such Claim/Loss proceeding, provided such counsel shall not take any action in the course of such Claim/Loss proceeding to prejudice the Indemnitor's Defense of such Claim/Loss proceeding. Where the Indemnitor's proffered Defense is limited to the proportionate Negligence/Fault of the Indemnitor, the Indemnitee may elect to Defend itself and obtain reimbursement of its Defense costs in proportion to the proportionate fault of the Indemnitor and its Group, or reimbursement of all Defense costs if a full Defense is determined to have been owed.

14.10 The Parties agree that in the event any Claims/Losses result from a gross deviation by Contractor from its obligations under this Contract, Company shall not be obligated to Indemnify Contractor Group.

14.11 Contractor and Company agree to support their mutual indemnity obligations in this Article 14 with insurance or qualified self-insurance with minimum limits not less than Five Million United States Dollars (US$5,000,000) obtained for the benefit of the other Party and its Group as Indemnitees. Except as otherwise expressly provided, or otherwise mandated by applicable law, all indemnity obligations of Contractor and Company as set out in this Article 14, shall be without monetary limit. Moreover, the indemnity obligations of Contractor as set out in this Article 14 are independent of any insurance requirements set out in Article 15 below, and such indemnity obligations shall not be limited by any insurance requirements and shall not be lessened or extinguished by reason of Contractor's failure to obtain the required insurance coverage or by any defenses asserted by Contractor's insurers.

ARTICLE 15: INSURANCE

Contractor shall procure or cause to be procured and shall maintain in effect with respect to and for the duration of this Contract the insurance policies described below. The cost of such insurance policies shall be included in Contractor's rates under this Contract, and all premiums shall be for the sole account of Contractor.

15.01 Commercial General Liability Insurance

Contractor shall maintain commercial general liability (CGL) and, if necessary, commercial excess/umbrella insurance, with a minimum limit of not less than US$1,000,000 each occurrence. If such CGL insurance contains a general aggregate limit, it shall apply separately to this Contract.

15.01.01 CGL insurance shall be written on ISO occurrence form CG 00 01 07 98 (or a substitute form providing equivalent coverage) and shall cover liability arising from premises, operations, independent contractors, products-completed operations, personal injury and advertising injury, and blanket contractual liability coverage.

15.01.02 The status of Company Group as an insured under a CGL obtained in compliance with Section 15.08.01 of this Contract shall not restrict coverage under such CGL with respect to the escape of release of pollutants at or from a site owned or occupied by or rented or loaned to Company.

15.01.03 There shall be no endorsement or modification of the CGL limiting the scope of coverage for liability arising from pollution, explosion, collapse, underground property damage, or employment-related practices.

15.01.04 When Work is performed on, over, or in close proximity to navigable waters or vessels or in any way involves maritime workers, any exclusion for non-owned watercraft shall be deleted as respects liability coverage and contractual liability coverage.

15.02 Business Auto Liability Insurance

Contractor shall maintain business auto liability and, if necessary, commercial umbrella liability insurance, with a minimum limit of not less than US$2,000,000 each accident.

15.02.01 Such insurance shall cover liability arising out of any auto (including owned, hired, and non-owned autos).

15.02.02 Business auto coverage shall be written on ISO form CA 00 01, CA 00 05, CA 00 12, CA 00 20, or a substitute form providing equivalent liability coverage. If necessary, the policy shall be endorsed to provide contractual liability coverage equivalent to that provided in the 1990 and later editions of CA 00 01.

15.02.03 Pollution liability coverage equivalent to that provided under the ISO pollution liability-broadened coverage for covered autos endorsement (CA 99 48) shall be provided, and the Motor Carrier Act endorsement (MCS 90) shall be attached.

15.03 Workers Compensation and Employers Liability Insurance

Contractor shall maintain employers' liability insurance as well as workers compensation insurance that complies with the legal requirements of each state in which the Work is to be performed.

15.03.01 The commercial umbrella and/or employers liability minimum limits shall not be less than US$1,000,000 each accident.

15.03.02 If any Work to be performed under this Contract will be on, over, or in close proximity to navigable waters or vessels or in any way involves maritime workers, the U.S. Longshore and Harbor Workers Compensation Act endorsement shall be attached to the policy.

15.03.03 If any Work to be performed under this Contract will involve offshore platforms or any operations on the Outer Continental Shelf, the Outer Continental Shelf Lands Act endorsement (WC 00 01 09 A) shall be attached to the policy.

15.03.04 If any Work to be performed under this Contract will involve maritime workers or vessels, the Maritime Coverage endorsement (WC 00 02 01) shall be attached to the policy.

15.03.05 Contractor shall include an "alternate employer endorsement" in favor of Company.

15.04 Protection and Indemnity and Hull and Machinery Insurance

When Contractor or its subcontractors provide owned, chartered, hired, leased, or operated vessels in performing the Work, Contractor shall maintain or cause to be maintained protection and indemnity ("P&I") insurance on all such vessels with an overall minimum limit of US$5 million, or the value of each vessel, whichever amount is greater, and including coverage for collision and tower's liability, third party bodily injury and property damage liability, and pollution liability. In addition, Contractor shall maintain or cause to be maintained hull and machinery insurance on all such vessels with a minimum limit of not less than the replacement value of each vessel.

With regard to all primary and excess P&I insurance, Company Group shall have no liability for calls or premium assessments due from the first named insured. In addition, all primary and excess P&I insurance shall, to the extent of the risks and liabilities assumed by Contractor, be endorsed (i) to provide full coverage to Company Group as additional insured without limiting coverage to liability "as owner" of the vessel and to delete any "as owner" clause and any other language purporting to limit coverage to liability of an insured "as owner" of the vessel, and (ii) to delete any language limiting coverage for Company Group in the event of the applicability of any limitation of liability statute.

15.05 Aviation Liability Insurance

If Contractor or any subcontractor engaged by Contractor uses, owns, charters, rents, borrows, or leases an aircraft to be used in the performance of the Work, Contractor shall maintain or cause to be maintained aircraft liability insurance, with minimum limits of at least US$5 million per passenger or crew seat, subject to a minimum of US$25 million, or require equivalent insurance from the company providing the aircraft.

15.06 Pollution Liability Insurance

Contractor shall maintain in force for the duration of this Contract pollution legal liability insurance applicable to bodily injury; property damages, including loss of use of the damaged property or of property that has not been physically injured or destroyed; cleanup costs; and Defense, including costs and expenses incurred in the

investigation or settlement of claims; all in connection with any loss arising from the insured facility. Coverage shall be with minimum limits of not less than US$1,000,000 per occurrence.

15.07 Evidence of Insurance

15.07.01 Upon request of Company, Contractor shall furnish Company with a certificate(s) of insurance, on a form that is satisfactory to Company or provided by Company, executed by a duly authorized representative of each insurer, evidencing compliance with the insurance requirements of this Article 15. Acceptance by Company of an incomplete or improper certificate, or failure of Company to identify a deficiency in coverage from the certificate submitted, shall not be construed as a waiver of Contractor's obligation to maintain in effect the coverages required by this Article. All certificates shall provide for 30 Days' written notice to Company prior to the cancellation or material change of any insurance referred to therein.

15.07.02 Within ten (10) Days of receipt of a written request of Company, Contractor shall provide certified copies of all insurance policies requested by Company.

15.08 General Insurance Provisions

15.08.01 To the maximum extent permitted by law, all insurance policies of Contractor in any way related to, or providing any coverage in connection with the Work, whether or not required by this Contract, shall be endorsed to waive all rights of subrogation against Company Group, and (except worker's compensation coverage and professional liability coverage) shall, to the extent of the risks and liabilities assumed by Contractor, name Company Group as an additional insured on a broad form endorsement with coverage no less broad than ISO form CG 20 10 AI 11 85.

15.08.02 All insurance policies of Contractor in any way related to or providing any coverage in connection with the Work, whether or not required by this Contract, shall to the extent of the risks and liabilities assumed by Contractor be primary as respects any other policies held by Company Group or any other policies providing any coverage in favor of any member of Company Group. The coverage afforded Company Group under such policies shall delete any excess clause or co-insurance clause that requires sharing or renders any insurance in favor of Company Group as primary. Such policies shall afford primary coverage to Company Group without any contributions or reimbursement, in whole or in part, by any insurance, or self-insured retention or account maintained by or in favor of Company Group.

15.08.03 Company does not represent that coverage and limits required in this Article 15 will be adequate to protect Contractor. Such coverage and limits shall not be deemed as a limitation on Contractor's liability under the other provisions of the Contract.

15.08.04 The insurance obligations required under this Article 15 are independent from all other obligations of Contractor under this Contract and apply whether or not required by any other provision of this Contract and shall not in any way limit Contractor's indemnity obligations except to the extent mandated by applicable law.

15.08.05 Company, at its sole discretion, may elect to provide any or all of the insurance required under this Article 15 for all or substantially all of the Work, covering the interests of all parties as provided herein. Company shall give Contractor thirty (30) Days' notice if it elects to provide any or all such insurances. Company shall not be responsible to reimburse Contractor for any insurance costs that Contractor incurs where the insurance is covered under the Company provided insurances. If Company provides all or part of the insurance coverages required under this Article 15 for Contractor, and if Contractor's charges, rates, or lump sum include amounts to compensate it for insurance required to be carried by it but that is provided by Company hereunder, then Contractor's compensation shall be reduced commensurately.

15.08.06 Reasonable deductibles for the policies required in this Article are permitted.

15.08.07 All insurance required of Contractor in this Contract shall be placed with insurers acceptable to Company. These insurers shall maintain a minimum rating of A- VII by the A.M. Best Company or equivalent.

15.08.08 Contractor shall immediately notify insurers of and shall furnish all necessary information concerning any occurrence which may give rise to a claim. Copies of all correspondence and documents related to any such occurrence or any claim shall be provided promptly to Company.

15.08.09 Contractor agrees that all insurance benefits and protections provided to Company Group under this Article 15 shall be extended to and benefit: (i) any entity to which Contractor owes Defense and/or indemnity and/or insurance protection or benefit under Section 14.04; and (ii) any Person to which Company has agreed in writing to provide insurance protection or benefit and/or to provide Defense and/or indemnity, including without limitation other contractors and subcontractors of Company to the extent Company has agreed in writing to provide them with insurance protection or benefit and/or Defense and/or indemnity.

15.09 Notwithstanding the insurance requirements of this Contract, Contractor may self-insure all or any part of the insurance coverage required, subject to Company's prior written consent. In addition, Company reserves the right to withdraw its consent to any self-insurance at any time with thirty (30) Days' written notice to Contractor. All deductibles and any self-insurance coverage or retention shall be treated as if they were insurance coverage or an insurance policy, and Company Group (and any Person entitled to insurance protection under Section 15.08.09 above) shall have the same benefits and protection from Contractor as if Contractor had obtained insurance coverage for that amount, and neither Company Group nor any Person entitled to insurance protection under Section 15.08.09 above shall be prejudiced in any way or lose any benefit or protection as a result of any decision by Contractor to self-insure or maintain any particular deductible(s) or self-insured retention. In addition, Contractor warrants that it will disclose its insurance deductibles (and any self insured retention(s)) to Company prior to execution of this Contract and that it will provide thirty (30) Days' advance written notice of any material change in any deductible.

15.10 The insolvency, liquidation, bankruptcy, or failure of any insurance company providing insurance for Contractor or its subcontractors or failure of any such insurance company to pay claims accruing, shall not be considered a waiver of, nor shall it excuse Contractor from complying with, any of the provisions of this Contract.

15.11 Contractor, as it deems necessary, shall cause each subcontractor employed by Contractor to perform any part of the Work to purchase and maintain policies of insurance as described in this Article as well as any other coverages that Contractor deems necessary. Such policies shall be endorsed in the same manner to waive subrogation against the Company Group, be primary, and name Company Group as an additional insured. Contractor shall obtain and furnish to Company (upon request) copies of certificates of insurance evidencing coverage for each subcontractor. Any deficiencies in insurance coverage of any subcontractor shall be the responsibility of Contractor.

ARTICLE 16: FORCE MAJEURE

16.01 Except as may be specifically otherwise provided in this Contract, neither Party shall be liable for delays in performance or for nonperformance directly occasioned or caused by Force Majeure. Should conditions in the location where the Work is performed, in the reasonable opinion of Company, become such that continuance of the Work would be unduly hazardous, Company may suspend the Work and such suspension will be considered Force Majeure. Inability of either Party to secure funds will not be regarded as Force Majeure. Upon the occurrence of Force Majeure, the Party affected shall give immediate notice thereof to the other Party and shall, at its cost and expense, do all things reasonably possible to remove or mitigate its effects.

ARTICLE 17: ASSIGNMENT OR SUBCONTRACT

17.01 Contractor may not assign, sublet, or subcontract this Contract, or any part thereof, without the written consent of Company; provided, however, that Contractor shall retain the right to assign all or any part of the remuneration due, or which may become due, by virtue of Work performed under this Contract to the extent that such assignment would not violate the requirements of Article 10. Consent by Company to the assignment of this Contract, to the use of a specific subcontractor, or to the subletting or subcontracting of any Work to be performed hereunder, will not relieve Contractor of its obligations hereunder, including responsibility for performance of the part of the Work that is assigned or subcontracted. Contractor shall be responsible for all equipment and materials of, and all actions and inactions of, its subcontractors as if they were the employees of Contractor. In the event Contractor does subcontract any portion of the Work, each such subcontract will provide Company Group with indemnity, insurance, warranty, confidentiality, and other protections equivalent to those set forth in this Contract. No subcontract will create a contractual relationship between Company and the subcontractor, but each subcontract will contain a provision permitting the assignment of the subcontract to Company in all cases where Company may be entitled under the Contract to require that such assignment be effected. Under no circumstances will subcontractor, or its agents, servants, or employees, be considered employees of Company.

17.02 Company may assign its rights and obligations under this Contract to any member of Company Group without Contractor's consent. This Contract will inure to the benefit of and be binding upon the successors and permitted assigns of the Parties.

ARTICLE 18: DEFAULT AND INSOLVENCY

18.01 If Contractor has failed to perform the Work expeditiously, and in a diligent, skillful, safe and workmanlike manner, in accordance with good industry standards, or has otherwise failed to comply with its obligations under this Contract (for whatever reason), Company may, at its sole option, either: (i) give Contractor written notice specifying the failure or default and the period of time within which Contractor shall be required to correct such failure or default in a manner satisfactory to Company, or (ii) by written notice to Contractor, immediately terminate this Contract or any applicable Work Release. If Contractor has been given a period of time to correct such failure or default and does not remedy the matters complained of within the time required, Company may immediately terminate this Contract or any applicable Work Release. In addition, Company shall have all other rights or remedies available to it by law, including, but not limited to, the right to demand specific performance and/or seek damages for breach, including attorneys' fees and costs.

18.02 If Contractor: (i) becomes insolvent; (ii) makes an assignment for the benefit of creditors; (iii) is adjudicated a bankrupt; (iv) admits in writing its inability to pay its debts generally as the same become due; (v) institutes any proceedings under any State or Federal law for relief of debtors or for the appointment of a receiver, trustee or liquidator; (vi) files a voluntary petition in bankruptcy or for a reorganization or for an adjudication as an insolvent or a bankrupt; (vii) fails to remove any attachment levied on Contractor's Property within five (5) Days therefrom; or (viii) is unable to comply with its obligations under Article 10, then upon the occurrence of any such event, Company shall thereupon have the right to terminate this Contract or any Work Release, and to terminate immediately all Work then being performed by Contractor hereunder.

18.03 If Company terminates this Contract or any applicable Work Release pursuant to the provisions of this Article, Company shall have the right to take possession and control of all Work Product and proceed to carry out the Work herein provided to be performed by Contractor. Additionally, Company shall have the right to charge against and collect from Contractor all expenses incurred by Company to acquire equipment to perform such Work, together with any damages suffered by Company as a result of Contractor's failure to perform.

ARTICLE 19: TERMINATION

19.01 Company may terminate, with or without cause, including the occurrence of a Force Majeure event, the Contract or any applicable Work Release at any time by giving five (5) Days' written notice to Contractor; however, except as provided in Article 18, no termination shall be effective until any and all Work in progress under any applicable Work Release is either satisfactorily completed or terminated by Company, at its option.

19.02 If Company should so terminate the Contract or any applicable Work Release, then the compensation due Contractor, in the absence of any breach or default and subject to the other provisions of this Contract, shall be:

19.02.01 the compensation owed Contractor under the applicable Work Release for Work performed prior to the date of termination less any monies previously paid to Contactor; or

19.02.02 in the event of a lump sum contract, the percentage of the compensation specified in the applicable Work Release that is proportionate to the Work performed prior to the date of termination less any monies previously paid to Contractor.

19.03 The provisions of Section 19.02 covering payment to Contractor will in no way apply to termination of the Contract or any applicable Work Release pursuant to the provisions of Article 18 governing default.

ARTICLE 20: COMPLIANCE WITH LAWS

20.01 Contractor warrants that Contractor and its subcontractors are familiar with and knowledgeable about all relevant laws, rules, regulations, decrees, federal, state and local, which are now or may become applicable to the Contract and any Work performed in connection herewith, including without limitation, those pertaining to immigration, health, safety, security, and environmental protection (hereinafter sometimes referred to as the "Laws") and Contractor warrants that in conducting the Work hereunder it will comply with all such Laws.

20.02 Contractor shall not pay any fee, commission, rebate, or other value to or for the benefit of any governmental official having jurisdiction over the Work Site, if such payment would be inconsistent with or penalized by the laws and regulations of the United States.

20.03 Contractor and Company each agree and undertake to the other that in connection with this Contract and the transactions contemplated by this Contract, they will each respectively comply with all applicable law, rules, regulations, decrees, and/or official governmental orders of the United States (and the United Kingdom, if applicable) relating to anti-bribery and anti-money laundering.

20.03.01 Contractor agrees, undertakes, and confirms that each of the Persons in Contractor Group has not, in connection with the transactions contemplated by this Contract or in connection with any other business transactions involving the Company in the United States and the United Kingdom, if applicable, made, offered, or promised to make, and will not make, offer, or promise to make, any payment or other transfer of anything of value, including without limitation the provision of any service, gift or entertainment, directly or indirectly to: (i) any government official (including directors, officers, and employees of government-owned and government-controlled companies and public international organizations); (ii) any director, officer, or employee of the Company Group; (iii) any political party, official of a political party, or candidate for public office; (iv) an agent or intermediary for payment to any of the foregoing; or (v) any other Person for the purpose of obtaining or influencing the award of or carrying out this Contract, if, and to the extent that to do so is or would be in violation of or inconsistent with the anti-bribery or anti-money laundering laws of any relevant jurisdiction, including, without limitation, the U.S. Foreign Corrupt Practices Act, and, if applicable, the U.K. Anti-Terrorism, Crime and Security Act 2001 and successor legislation, the applicable country legislation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.

For the purposes of this Section 20.03, the term "government official" shall mean any director, officer or employee of any government or any department, agency or instrumentality thereof, and/or of any enterprise in which a government owns an interest, and/or of any public international organization. This term also includes any Person acting in any official, administrative or judicial capacity for or on behalf of any such government or department, agency, instrumentality, company, or public international oganization.

20.03.02 Contractor agrees and undertakes that in connection with this Contract and in connection with any other business transactions involving Company in the United States and United Kingdom, if applicable, Contractor and its Affiliates have and will apply effective disclosure controls and procedures; have and will maintain books, records, and accounts which, in reasonable detail, accurately and fairly reflect the transactions undertaken and the disposition of assets; and have and will maintain an internal accounting controls system that is sufficient to ensure the proper authorization, recording and reporting of all transactions and to provide reasonable assurance that violations of the anticorruption laws of the applicable jurisdictions will be prevented, detected and deterred.

20.03.03 In the event that Company has any basis for a good faith belief that Contractor may not be in compliance with the undertakings and/or requirements set forth in this Section 20.03, Company shall advise Contractor in writing of its good faith belief and Contractor shall cooperate fully with any and all inquiries undertaken by or on behalf of Company in connection therewith, including the provision by Contractor of personnel and supporting documents and affidavits if reasonably deemed necessary by Company.

20.03.04 Subject to the requirements of Section 20.03.03, and without prejudice to any other rights or remedies the Company may have hereunder or at law (including, as applicable, the right to damages for breach of contract), Company shall have the right to terminate this Contract with immediate effect if Company reasonably believes in good faith that any of the foregoing agreements, undertakings or requirements set forth in this Section 20.03 have not been complied with or fulfilled by Contractor; PROVIDED, HOWEVER, that Company shall have provided Contractor with written notice of its intention to terminate the Contract under the provisions of this Section 20.03.04 together with a summary of the reasons therefore and that Contractor has been unable within five (5) business Days of delivery of such notice to provide Company with evidence that demonstrates, to the reasonable satisfaction of the Company, that Contractor has not failed to comply with or fulfill any of the foregoing agreements, undertakings or requirements.

20.03.05 All payments by Company to Contractor shall be made in accordance with the terms of payment specified in this Contract. In the absence of any such specific payment instructions elsewhere in this Contract, payments by Company to Contractor shall only be made by check or wire transfer to a bank account, details of which shall be given by Contractor to Company in writing.

20.04 **Contractor agrees to Indemnify Company Group from and against any Claims/Losses resulting from Contractor's failure to comply with all applicable Laws.**

20.05 For the purposes of this Article 20, Contractor will include all members of Contractor Group.

20.06 If any portion of the Work will occur on the Outer Continental Shelf, then Contractor shall supply individuals who are authorized under the laws of the United States to perform the Work. Any individual who lacks such authorization will not be allowed to take part in the portion of the Work that occurs on the Outer Continental Shelf.

20.07 Additionally, in order to facilitate the expeditious commencement and completion of Work by Contractor, Company may, if applicable, undertake to comply with the Outer Continental Shelf Lands Act Amendments

of 1978, 33 CFR Part 135 and the Oil Pollution Act of 1990, as applicable, and may transmit information to governmental agencies, fully or partially prepare "Facility Applications for Financial Responsibility" and forms for "Proof of Financial Responsibility" and take such other actions as may be necessary for compliance with the legislation and the regulations promulgated thereunder. However, Contractor shall remain responsible for compliance with these laws and regulations which govern its operations and facilities. If Company should act as a guarantor, indemnitor, or should it assist Contractor in the satisfaction of the financial responsibility requirements of the aforementioned laws or any regulations, such action shall not in any manner alter, modify or amend any provisions of the Contract, particularly those pertaining to indemnification for pollution damage and cleanup

ARTICLE 21: HEALTH, SAFETY, SECURITY, AND ENVIRONMENTAL REQUIREMENTS

21.01 Exhibit "D" constitutes a summary of the key aspects of Contractor's Health, Safety, Security, and Environmental (HSSE) Policy ("HSSE Policy Summary"). Contractor understands and agrees that failure to comply with the applicable portions of the HSSE Policy Summary will constitute a material breach of the Contract.

21.02 Contractor shall ensure that all members of Contractor Group observe general safety and environmental protection guidelines and Company's Work Site specific safety rules and policy.

21.03 When applicable, Contractor and Company shall each designate an on-site representative for all HSSE-related matters.

21.04 To the extent required to comply with the Offshore Minerals Management Safety and Environmental Management Program ("SEMP") program or with any applicable reporting requirements, Contractor agrees to provide, upon request, any information or documentation requested by Company concerning Contractor's and Contractor's subcontractors' safety histories, accident statistics, and safety training programs.

ARTICLE 22: OWNERSHIP OF DEVELOPED INFORMATION AND INDEMNIFICATION

22.01 "Information" means any information embodied in any form including, but not limited to, a work of authorship, a process diagram, a drawing, a blueprint, a model, a specification, a report, a manuscript, a document, a manual, a photograph, a database, a computer program, a design for an apparatus or process or system, working notes, a plan, or a model. "Contractor Background Information" means any Information that was created by or for Contractor prior to making this Contract that is directly related to the Work, and Information that was made at no expense to Company. "Company Background Information" means any Information that was created by or for Company prior to making this Contract, and Information that is directly related to the Work. All Company Background Information is Company's property, must not be used by Contractor for any purpose except for the performance of the Work, and must be returned to Company at the completion of the Work or upon Company's request. All Contractor Background Information is Contractor's property, must not be used by Company for any purpose except for the performance of the Work, and must be returned to Contractor at the completion of the Work or upon Contractor's request. Each Party hereby grants to the other Party a non-exclusive, irrevocable, worldwide, royalty-free right and license to use and to copy its Background Information solely in connection with and for the performance of the Work.

22.02 "Developed Information" means all Information that is embodied in any form and that is created by Contractor for Company in performance of the Work. Company owns all right, title, and interest in and to Developed Information. Ownership of Developed Information does not include ownership of any Contractor Background Information that may be embedded in the Developed Information. All such Developed Information shall be clearly marked where possible as Company's property. Company shall have the right to photograph, reproduce, copy, duplicate, modify, alter, or make any use of such Developed Information, notwithstanding anything contained therein to the contrary. Contractor shall furnish a copy of all or any part of such Developed Information to Company upon request by Company.

22.03 "Intellectual Property" ("IP") means copyrights, patents, trade secrets, and other intellectual property rights. "Contractor IP" means IP that are owned by or licensed to Contractor, and that covers Contractor Background Information. With the exception of Contractor IP, all IP in and covering the Developed Information and created by Contractor in performance of the Work hereunder vest solely in Company ("Developed IP"); provided, however, that Company hereby grants to Contractor a non-exclusive, non-transferable, worldwide, royalty-free right and license under such Developed IP to use such Developed Information only for the benefit of Company. IP in the form of trade secrets will be disclosed to the other Party only to the extent necessary and only for the purpose of performing the Work. All IP in Company Background Information remains the property of Company. All IP in Contractor Background Information remains the property of Contractor.

22.04 All Developed Information in the form of original works of authorship which are fixed in any tangible form and created by or on behalf of Contractor hereunder (hereinafter collectively referred to as "Creative Materials") and which are covered by the definition of "work for hire" under 17-U.S.C. 101 of the U.S. Copyright Act of 1976, are considered a "work for hire," and Company is the owner of all copyrights in any such works. As to any such Creative Materials created for Company that are not covered under the aforementioned "work for hire" definition of the Copyright Act, such that Contractor is regarded as the copyright author and owner, Contractor agrees to assign and hereby assigns all such copyright ownership in the Creative Materials to Company. Contractor agrees to execute and deliver to Company any required documents and do all acts necessary to perfect Company's entire right, title, and interest in the Creative Materials.

22.05 Contractor represents that it has not and will not breach or infringe any IP Rights (copyrights, patents, trade secrets, and other intellectual property rights) of any Third Party in performance of the Work and related to equipment, materials, services, computer software, processes or business methods supplied or employed by Contractor in performing the Work. Contractor must inform Company if Contractor requires any license or similar right under a Third Party's IP Rights, or the performance of the Work requires the payment of any royalty or similar fee by or for Company. Contractor shall Indemnify Company Group from all Claims/Losses arising from infringement or alleged infringement of any IP Right, breach of confidentiality or similar claim brought against Company Group, unless use of such equipment, materials, services, computer software, processes or business methods was expressly required by Company.

ARTICLE 23: AUDIT

23.01 Company may, upon its request, inspect and audit any and all financial books, supporting records, or any other documentation of a business or technical nature (hereinafter referred to as "Documentation") of Contractor and any subcontractor relating to the performance of this Contract; provided, however, Contractor and subcontractor shall have the right to exclude any trade secrets or proprietary formulas from such inspection and audit. For purposes of this Article 23, trade secrets and proprietary formulas will not include any financial information or data. The right to inspect and audit by Company under the provisions hereof will include access to information, verbal or otherwise, from personnel of Contractor or its subcontractors.

23.02 Company shall have the right to inspect and audit the make-up and content of agreed lump sum amounts, including but not limited to, lump sums, unit rates, lump sum change orders, mark-up of rates, or multipliers in accordance with the provisions of Section 23.01. The scope of any such audit of agreed lump sum amounts by Company will be limited to the inspection and audit relating to: (i) any conflict of interest or fraudulent activity; (ii) worker's compensation claims; (iii) any duplicate recovery of reimbursable cost items; (iv) compliance with specifications; or (v) compliance of Contractor's or its subcontractors' performance with the terms and conditions of this Contract.

23.03 Contractor and its subcontractors agree to maintain complete and correct Documentation relating to the Work performed hereunder and to make such Documentation available to Company for inspection and audit at any time or times during the course of this Contract and up to two (2) years subsequent to the end of the calendar year in which the final invoice was paid.

23.04 Company may exercise its rights hereunder at its sole discretion by using its personnel or by using independent accountants.

23.05 Settlement will be made to Company or Contractor for any exceptions verified and documented during audit(s) performed under this Article. The responsible Party shall make every reasonable effort to make settlement to the other Party within thirty (30) Days from the date of issuance of the audit report.

ARTICLE 24: APPLICABLE LAW AND RESOLUTION OF DISPUTES

24.01 This Contract may govern Work furnished by Contractor to Company in several different jurisdictions. With respect to the selection of governing law in this Article, the Parties stipulate that certainty of enforcement is an important expectation negotiated between the Parties in entering this Contract.

24.02 To the maximum extent permissible, this Contract, and any action Connected With this Contract brought by either Party (and any action brought by any member of Company Group or Contractor Group or any Third Party asserting a third party beneficiary claim pursuant to this Contract) shall be governed by the laws of the State of Colorado.

24.03 In the event Colorado law is held to be inapplicable by a court of competent jurisdiction, the laws of the state where the Work is performed hereunder shall apply unless application of such law to a particular provision would prevent enforcement of such provision, in which case the law applicable to such provision shall be any potentially applicable law that would allow enforcement of said provision as written

24.04 With respect to any law that the Parties select, the Parties agree that the law of the selected jurisdiction shall apply exclusive of any principles of conflicts of laws that would require application of the substantive laws of another jurisdiction.

24.05 In the absence of mutual agreement in writing, for any action Connected With this Contract brought by either Party (or any member of either Party's Group, or any Third Party pursuant to this Contract), venue shall be exclusively in federal district court situated in Denver County, Colorado, or if there is no subject matter jurisdiction in federal court, then in the Colorado State District Court situated in Denver County, Colorado. The Parties (and any other Persons asserting any action pursuant to this Contract) submit to personal jurisdiction and waive any other venue that may be applicable to such action whether by reason of their present or future residence or domicile or otherwise. Notwithstanding the foregoing, if one or both of the Parties is involved in litigation in a forum other than in Denver County, Colorado, the Parties may assert claims Connected With this Contract in such litigation to the extent, and only to the extent, necessary to avoid waiver of such claims. Each Party, knowingly and voluntarily, waives its respective right to a jury trial.

24.06 The Parties further agree that despite the existence of any claim, dispute, controversy, or pending action, Company may require Contractor: (i) to continue performing the Work and/or (ii) to turn over possession of the Work Product and deliver it to Company. If Contractor fails to comply with any such requirement, the Parties agree, notwithstanding any other provision of this Contract, that such failure shall constitute irreparable injury to Company and that Company shall be entitled to obtain appropriate injunctive relief from a court of competent jurisdiction ordering Contractor to continue performing the Work as required by Company and/or to turn over possession of the Work Product and deliver it to Company as required by Company. Company's exercise of its right to injunctive relief shall not cause a termination pursuant to Article 18 or Article 19.

ARTICLE 25: SURVIVAL, SEVERABILITY, AND WAIVER

25.01 Termination of the Contract and/or Company's acceptance of the Work Product or any parts thereof will not release the Parties from obligations that expressly or by their nature survive or extend beyond the Contract, termination thereof, or any acceptance of the Work Product. Those obligations include, without limitation, all indemnity, warranty, confidentiality, insurance, and risk allocation provisions. This Article applies

irrespective of whether this Contract terminates by Company or Contractor under Article 4, or is terminated by Company with or without cause underArticle 18 or Article 19.

25.02 If any provision or portions, or applications thereof, of this Contract are held to be unenforceable, invalid or void by any court of competent jurisdiction, this Contract will be deemed to be amended to modify such provision or portion thereof partially or completely to the extent necessary to make it enforceable. If necessary, this Contract will be deemed to be amended to delete the unenforceable, invalid or void provision or portion thereof, in which event the validity and enforceability of the remaining provisions, or portions, or application thereof, will not be affected thereby.

25.03 None of the requirements of this Contract will be considered as waived by either Party unless the same is done in writing. Further, failure by either Party to enforce any rights will not waive those or other rights hereunder.

ARTICLE 26: THIRD PARTY BENEFICIARIES

26.01 Except as specifically provided in Article 14 and Article 15, nothing in this Contract will be construed to confer any rights or benefits in the Contract to anyone other than Company Group and Contractor Group, and all duties and responsibilities undertaken pursuant to this Contract will be for the sole and exclusive benefit of Company Group and Contractor Group and not for the benefit of any Third Party

ARTICLE 27: CODE OF CONDUCT

27.01 In connection with Contractor's performance of this Contract, Contractor agrees to act consistently with the BP Code of Conduct (www.bp.com) and to adhere to the principles set out therein, including our principles of non-retaliation against "whistle blowers." Any failure to do so by Contractor Group shall be deemed a material breach of this Contract.

ARTICLE 28: ENTIRE CONTRACT, AMENDMENT

28.01 This Contract constitutes the full understanding of the Parties, and is a complete and an exclusive statement of the terms of their agreement, and will exclusively control and govern all Work performed for Company. All representations, offers, and undertakings of the Parties made prior to the Effective Date hereof, whether oral or in writing, are merged herein

28.02 No other contract or agreement, whether executed prior or subsequent to the execution of this Contract, will in any way modify, amend, alter, or change any of the terms or conditions set out herein unless such contract or agreement: (i) is executed by persons of equal position and authority within their respective companies as those executing this Contract, and (ii) clearly expresses the specific intention of the Parties to amend this Contract by making specific reference thereto.

WITNESS THE SIGNATURES of the Parties hereto as set forth below.

BP AMERICA PRODUCTION COMPANY
COMPANY

By: Jason P Brent
Signature

Jason P Brent
Printed Name

Title: Sr PSCM Specialist

Approved by	
Legal	AS
Procurement & Supply Chain Management	RC

ECOSPHERE TECHNOLOGIES, INC.
CONTRACTOR

By: [signature]
Signature

[illegible]
Printed Name

Title: [illegible]

Exhibit "A"

Work Release Form

EXHIBIT "A"

WORK RELEASE AGAINST MASTER SERVICE CONTRACT

Date: ______________________

Work Release requested by: ______________________

This Work Release is subject to the terms and conditions of Master Service Contract No. BPM-09-01245 between BP America Production Company and Ecosphere Technologies, Inc., effective June 14th 2009. NOTHING CONTAINED IN THIS WORK RELEASE SHALL BE CONSTRUED AS AN AMENDMENT TO THE TERMS OF THE REFERENCED MASTER SERVICE CONTRACT.

Contractor: Ecosphere Technologies, Inc.

____

____

Attention: ______________________

Telephone: __________

Fax: __________

e-mail: __________

Work Release No: ______________________

Paykey No. ______________________

Project Identification: ______________________

Value of Work Release:

Guaranteed Maximum Price: ______________________

Fixed Lump Sum: ______________________

Expected start date: ______________________

Expected completion date: ______________________

Description/Scope of Work/Additional Terms and Conditions:

____

____

____

____

____

____

Forward invoices/statements to: BP America Production Company
Attention: Scanning Dept. S646
P.O. Box 22024
Tulsa, OK 74121-2024
Work Release No. __________
Paykey No. __________

ACCEPTED BY: ______________________ *Contractor*

Date: ______________________

APPROVED BY: ______________________ *Company*

Date: ______________________

Notices:	Contractor Representative:		Company Representative:	
	______________________		______________________	
	Attention:	__________	Attention:	__________
	Mail Code:	__________	Mail Code:	__________
	Telephone:	__________	Telephone:	__________
	Fax:	__________	Fax:	__________
	Email	__________	Email	__________

Return one fully executed original of this Release to:

____
Attention: __________
____
____

Exhibit "B"

Change Order Form

EXHIBIT "B"

CHANGE ORDER TO WORK RELEASE ISSUED
UNDER
MASTER SERVICE CONTRACT
BETWEEN
BP AMERICA PRODUCTION COMPANY
AND
ECOSPHERE TECHNOLGOIES, INC.

NOTHING CONTAINED IN THIS CHANGE ORDER SHALL BE CONSTRUED AS AN AMENDMENT TO THE TERMS OF THE REFERENCED MASTER SERVICE CONTRACT.

Change Order Number: ____________

Work Release Number: ____________

Master Service Contract Number: BPM-09-01245

Project Code/Identification (if applicable): ____________

Date: ____________

Work Release requested by: ____________
(Name)

1. DESCRIPTION OF CHANGE OF WORK

   (A summary of clarification, modification, expansion or reduction of Work will be stated, and attachments, if any, will be listed.)

2. COMPENSATION

   (Any changes thereto will be stated.)

3. COMPLETION DATE

   (Any change to the Completion Date stated in the Work Release.)

4. ORIGINAL WORK RELEASE VALUE ____________

   VALUE OF APPROVED CHANGE ORDERS TO DATE ____________

   THIS CHANGE ORDER VALUE ____________

   TOTAL CURRENT WORK RELEASE VALUE ____________

COMPANY APPROVAL	*DATE*	*CONTRACTOR ACCEPTANCE*	*DATE*

Return one fully executed original of this Change Order to:

____

Attention: ____________

____

____

Exhibit "C"

Compensation Schedule

COMPENSATION SCHEDULE

Contractor shall provide any and all necessary labor, personal protective equipment, machinery, equipment, tools, transportation, and whatever else is necessary to perform the Work as described in the Work Release. Contractor shall perform the Work in accordance with the Work Release, this Contract, and the following schedule of reimbursement unless Company has requested and Contractor has agreed to a different pricing mechanism with respect to a particular Work scope.

1.0 GENERAL PROVISIONS

1.01 DEFINITIONS

When used in this Contract, the following terms shall have the following meanings:

1.01.01 "Allowable Costs" are any costs incurred by Contractor during performance of the Work that Company has agreed to pay for under this Contract.

1.01.02 "Reimbursable Costs" are Allowable Costs incurred by Contractor that are directly tied to the performance of the Work and are reimbursable at reimbursable at actual documented costs after any and all deductions, discounts and rebates associated with those costs have been applied.

1.01.03 "Indirect Overheads (General & Administrative)" includes all costs not otherwise specifically identified as Reimbursable Costs and everything that is not specifically enumerated as reimbursable in this Contract that allow or support the performance of the Work as identified in a Company Work Release, Project Authorization or Purchase Order.

1.02 COMPENSATION ARRANGEMENT

Company shall compensate Contractor for goods and Work delivered or performed in compliance with all terms and conditions of this Contract and accepted by Company by payment of the Compensation set forthin the Work Release. The Compensation includes all costs associated with such Compensation including, but not limited to, labor, plant, equipment, consumables, materials, overhead, burdens andprofit.

The Compensation Schedule as described in the Work Release is complete and total compensation for all Work performed in compliance with all terms and conditions of this Contract and for Contractor's assumption of obligations hereunder, unless a Compensation Schedule is otherwise changed by written amendment to this Contract.

Contractor shall provide certain facilities, equipment and materials for completion of Work, including, but not limited to, construction offices, fabrication shops, mechanical shops, enviro-vacs, break shacks, and all other temporary facilities required to complete the Work.

Contractor will provide meals and lodging for Contractor's labor. Compensation for Contractor meals and lodging is already included in the Compensation Schedule set forth in the Work Release. Contractor is not entitled to additional compensation for meals and lodging.

Contractor will furnish fuel for Contractor's use in the field. Compensation for Contractor fuel is already included in the Compensation Schedule set forth in the Work Release. Contractor is not entitled to additional compensation for fuel. Transportation of fuel to the Work Site and fueling of equipment shall be the responsibility of Contractor and are not reimbursable.

Exhibit "D"

Health, Safety, Security, and Environmental Requirements

EXHIBIT "D"

HEALTH, SAFETY, SECURITY, AND ENVIRONMENTAL REQUIREMENTS

The following constitute Health, Safety, Security, and Environmental (HSSE) Requirements for Contractor and any subcontractors performing work on Company Sites (real estate owned or leased by Company, where Company is the operator) and on Company Project Sites (where work is performed exclusively for Company). HSSE Requirements encompass compliance with all applicable federal, state/provincial, maritime, and local statutes, regulations, enforceable agreements, agency orders, permits, and contract documents. HSSE Requirements also include specific Company requirements as disclosed below and any site-specific requirements not specified below. Each Contractor will ensure that any subcontractor it employs meets these HSSE Requirements. Contractor will take any additional precautions necessary to prevent harm to personnel or damage to the environment, property, or Company's reputation.

Contractor's Program will strive to deliver an incident and injury-free work place and will achieve a total 12-month rolling recordable incident rate (TRIR) equal to, or better than, the TRIR hurdle set by the Company for work conducted on Company Sites and Company Project Sites. Company may revise the hurdle rate downward annually to achieve the incident and injury-free work place objective.

Contractor will provide, at Company's request, a monthly breakdown of hours worked and miles/kilometers driven (including subcontractors' hours and miles/kilometers) on Company Sites or Company Project Sites.

Company Specific HSSE Requirements for all Contractors

In order to meet Company's specific HSSE Requirements, Contractor will have a HSSE Program with a focus on continual performance improvement (or utilize Company's program). Company has the right to audit Contractor's HSSE Program and documents. At a minimum, the following elements will be included in Contractor's HSSE Program:

1) Leadership

Contractor Leadership will actively communicate HSSE expectations and Company requirements, routinely monitor HSSE performance, develop action plans for continuous improvement, and actively take ownership of HSSE.

Contractor will ensure that Contractor's employees understand Company's HSSE policy and comply with Company's Golden Rules of Safety for work performed on Company Project Sites.

2) Behavior Based Safety

Contractor will have a behavior-based safety program which, at a minimum, will include a safety observation program (or utilize Company's program) with performance targets. Contractor will communicate to Contractor employees the expectation that everyone has an obligation to stop work that is unsafe.

In addition, Contractor will have a hazard identification and risk assessment process for completing a daily pre-job task hazard analysis and/or work permitting system to identify and control the hazards to an acceptable level. At a minimum, a process for completing daily Job Safety Analysis (JSA), or Job Safety Environmental Analysis (JSEA), is required to facilitate the daily task hazard analysis.

3) HSSE Meetings

Contractor will conduct or take part in regularly scheduled on-site or off-site HSSE meetings discussing, among other topics, facility and job hazards, incidents, near-misses, site-specific safety and health rules, and site-specific procedures.

4) Incident Reporting and Investigations

Contractor will immediately notify Company of all Contractor or subcontractor incidents resulting in personal injury, spills or releases, security issues, loss or damage to property, or near-misses. Company may require Contractor to conduct an investigation for any HSSE incident. Company retains the right to participate or conduct its own incident investigation. For all incident investigations, Contractor will provide a written investigation report to the Company. The investigation report shall identify possible root causes associated with the incident as well as proposals for corrective action. When requested, Contractor will furnish Company with a copy of non-privileged reports made by or on behalf of Contractor concerning an incident, including any non-privileged statements or other investigative material.

5) Personal Protective Equipment

Contractor will ensure Contractor employees have proper personal protective equipment (PPE) before work begins, and that PPE is worn as required. Contractor shall obtain and comply with individual site PPE requirements.

6) Contractor Employee Conduct

Contractor shall comply fully with the Substance Abuse Policy (Exhibit 'E").

Company has the right to require Contractor to remove and bar from the Company Sites or Company Project Sites any personnel whose conduct (condition or action) jeopardizes the safety of any person. In addition, Contractor will not permit any barred person to work at any other Company Site or Company Project Site without prior Company written approval.

7) Contractor Employee HSSE Competency

Contractor will ensure that regulatory required training for Contractor's employees has been identified and completed. Competency must be demonstrated. Company may require reasonable additional site-specific training and documentation.

8) Short Service Contractor Employee Policy

Contractor will comply with its own or Company's site-specific short service employee policy, whichever policy is more restrictive.

9) Preventative Maintenance Program

Contractor will have a preventative maintenance program that includes, at a minimum, the identification and prioritization of maintenance for safety and/or environmental critical items.

10) Chemicals Brought to Company Site

Contractor will ensure Material Safety Data Sheets (MSDSs) are available at the Company Sites and/or Company Project Sites for all chemicals Contractor brings to the site, and that the MSDS is reviewed as part of the JSA/JSEA discussion.

Company Specific HSSE Requirements Specifically Selected for Certain Contractors (Company and Contractor will initial all those that apply). See web site for details: http://nasupplierhsse.bpglobal.com.

Initialed by: (if applicable) Contractor	Company	
		1. Contractor will have a written Waste Management plan at the Company Project Site for work performed that, at a minimum, requires identification of waste and disposal methods.
		2. Company requires Contractor to have an acceptable Contractor Environmental Management System (C-EMS).
		3. Contractors will meet or exceed BP's Driving Standard.
		4. Contractor will have and apply a Fitness-for-Duty program which includes assessment of the physical capability of employees to perform certain specific tasks and a physical agility testing component.
		5. Contractor will supply Company with a valid Certificate of Recognition applicable to Province of Operation certified by Petroleum Industry Training Service (PITS) or Contractor's Service Line certifying body.
		6. Contractor must have a working knowledge ofthe Drilling and Well Operations Policy.

Exhibit "E"

Substance Abuse Policy

SUBSTANCE ABUSE POLICY

Company has a strong commitment to provide a safe work place for its employees and other persons working or visiting on its premises. In order to assist in maintaining a safe working environment and to protect Company property, this Policy concerning substance abuse is established.

Contractors, subcontractors, and vendors who perform labor or services on Company premises or on whose premises Company employees spend substantial time, hereinafter referred to as Contractors, must have and administer a formal substance abuse interdiction policy. Policies for Contractors and subcontractors must include substance testing of Contractor's employees entering Company premises.

The failure of a contractor to comply with the provisions of this policy constitutes cause for cancellation of Contract.

ARTICLE I – POLICY STATEMENT

The use, possession, concealment, transportation, promotion, or sale of the following substances is strictly prohibited on Company premises, including all property owned, operated, leased by, or under the control of Company. Any contractor's employee in violation of this policy is prohibited from Company premises.

- Prohibited substances are defined as: (a) any alcoholic beverage, the use of which is not authorized by the Company, (b) any substance that an individual may not sell, possess, use, or distribute under the laws of the state in which the individual is employed or is working, and (c) any otherwise legal but illicitly-used substances.

- "Otherwise legal but illicitly-used substances" include (a) prescription drugs obtained without proper medical authorization, and (b) prescribed drugs, over-the-counter drugs, and other substances not being used for their intended purposes or at intended dosage.

- Drug paraphernalia and similar items used for substance abuse are likewise prohibited from Company premises.

Contractors shall submit a copy of their policy and program to Company employee designated to administer contracts or to a party as otherwise designated by Company. Such policy must provide for substance testing of employees and must meet the minimum standards as set forth in Article II below. Company reserves the right to withhold solicitation of bids or to deny entry to Company premises of any contractor, subcontractor, or vendor who fails to present a written policy that meets Company's minimum standards, or who fails to administer an acceptable policy.

A violation of this policy will subject the offending contractor's employee to denial of entry to Company premises and projects. Reinstatement of the access privilege may be made after one year upon request of the employing contractor. Such requests will be evaluated on the merits of each case. A request will be granted only upon receipt of evidence that the employee has successfully passed a substance screen within thirty (30) days of the request and has successfully completed an assessment by a Substance Abuse Professional ("SAP") and has complied with all recommended treatment or rehabilitation prescribed by the SAP.

ARTICLE II – TESTING

A. DEFINITIONS

For the purpose of this policy:

1. "Substance testing" means the analysis of urine, saliva, or breath; however, at times circumstances may warrant additional testing methods.

2. "Chain of custody" means the combination of procedures and documentation which provides a faithful and accurate written record of the custody of a biological specimen from time of initial collection of a specimen to final laboratory analysis.

3. "Negative test result" means a laboratory conclusion that the presence of a substance was not detected in a specimen at or above the screening and confirmation levels utilized.

4. "Screened positive result" means that an EMIT analysis has revealed one or more substances present at or above screening cut-off level.

5. "Presumptive positive result" means a laboratory conclusion that a specimen was found to contain the presence of a substance based on one or more analytical procedures which did include gas chromatography/mass spectrometry (GC/MS).

6. "Confirmed positive result" means a laboratory presumptive positive result that has been confirmed as a positive substance test by a Medical Review officer (MRO).

B. LABORATORY AND SAMPLING STANDARDS

1. Testing for the following substances, at the indicated screening and confirmation cutoffs, are recommended:

Drug	EMIT Screen	GC/MS Confirmation Levels
Amphetamines	1000 ng	500 ng
Marijuana	50 ng	15 ng
Cocaine	300 ng	150 ng
Opiates	2000 ng	2000 ng
PCP	25 ng	25 ng
Alcohol	.02 BAC	.02 BAC

Contractors subject to DOT testing should abide by appropriate levels.

2. The specimens of applicants and current employees will be tested using an enzyme immunoassay (such as EMIT) and/or a radioimmunoassay (approved on-site testing is permissible). In this testing scheme, a positive finding is called a screened positive. All screened positives will be further tested using GC/MS. In this testing scheme, a positive finding is called a presumptive positive. All presumptive positives will undergo MRO review.

3. Alcohol screening testing may include utilization of either breath or saliva testing. Tests which are screened positive will undergo confirmation via the use of an evidential-quality breathalyzer for confirmation of positive alcohol test results. MRO review is not required for positive alcohol test results.

C. CONFIDENTIALITY

When a contractor, subcontractor, or vendor conducts drug testing of its employees for the purpose of establishing eligibility to enter Company premises, such substance testing results which are positive will not be individually disclosed to Company. Company will require, however, that contractors, subcontractors, and vendors certify that each employee assigned to work on Company premises has passed a substance test that meets the standards of this policy. Contractors must maintain records of drug substance testing results which are subject to audit by Company (see Articles IV and VI).

The results of substance tests performed for reasonable suspicion or accident/incident investigations as outlined below must be disclosed to local Company management upon request.

D. TESTING

1. Contractors will conduct substance testing in these situations:

   a. before a contractor's employee may enter Company premises for the first time.

   b. at least annually for continuously employed workers.

   c. upon reasonable suspicion by the contractor or Company that a contractor employee on Company premises is under the influence of or has consumed any substance or item prohibited by this policy.[1]

   d. when designated by Company management, immediately following any incident which results in a recordable bodily injury as defined by OSHA, or damage to Company or contractor-owned property. Additionally, any substance testing, following an incident requiring DOT substance testing as regulated and described by DOT (FHA, RSPA, and USCG), must be strictly adhered to. (Note: Substance testing may also be required by the contractor or Company following a near-miss incident. A near-miss incident is any incident which, if it had proceeded to a reasonably possible and more serious level of development, would have had the potential for personnel injuries, property damage, or serious liability claims).

2. Contractors will assume all costs associated with testing.

3. The refusal of a contractor's employee to sign a consent form or submit to any testing will result in revocation of the person's access privileges.

E. EXCEPTIONS

The following exceptions may be granted at the discretion of Company management:

1. Contractors and contractors' employees who are contracted or hired on short notice may be permitted to begin work on-site pending receipt of the results of pre-access substance testing. This permission will not extend beyond seven (7) calendar days from the first date after work starts by contractor.

   Any person working under this provision must be removed from the work site immediately upon receipt of a positive test result, or at the end of seven (7) calendar days if test results have not been reported.

   This provision is to allow work to begin on emergency or short notice situations only. Testing must be done as soon as reasonably feasible, and results must be available within the seven (7) calendar days allotted. This provision covers only employees needed for initial staffing and does not extend to those hired with sufficient time for pre-access testing (2-3 days after job begins).

2. Contractors or vendors whose need for site access poses a minimal safety risk may be exempted from pre-access substance testing by authorized Company management.

[1] *In many contracts Company reserves the right to remove a contractor's employees for any reason. In no way does this policy detract from that right.*

F. VALIDITY PERIOD

A pre-access substance test must have been administered within ninety (90) days immediately preceding access. This requirement may be waived by local authorized Company management for persons who are regaining access after an absence of not more than ninety (90) days.

Company will recognize a substance test conducted of an employee while that employee worked for a different employer provided that (1) the test is conducted within the 90-day period required by this policy, and (2) the laboratory and sampling procedures meet the standards set forth in this policy. Company prefers that the testing requirements be verified by an independent agency such as the Contractor's Safety Council.

A continuously employed contract worker must be substance tested at least once every twelve(12) months with no more than six (6) hours' notice prior to testing. Any of the various situations that require testing (pre-access, accident, etc.) will satisfy this requirement.

ARTICLE III – SEARCHES AND INSPECTIONS

Company reserves the right at all times on its premises to conduct unannounced substance screens, searches, and inspections of contractors, contractors' employees, vendors, and other persons, including their effects, lockers, baggage, desks, tool boxes, clothing, and vehicles. The purpose of such screens, searches, and inspections is to ensure compliance with this policy.

Any controlled substances or items prohibited by this policy, or any materials that are illegal to possess, will be retained by Company and may be destroyed or turned over to the apprqpriate law enforcement agency.

The refusal of a contractor's employee to submit to a search or inspection will result in the revocation of the person's access privileges.

ARTICLE IV – COMPLIANCE AUDITS

Company reserves the right to periodically audit a contractor's records to verify compliance with this policy. Such verification will include, but not be limited to:

1. examination of the contractor's substance abuse policy and its implementing directives and procedures;

2. a determination that substance testing is being conducted in those situations which require it and that the testing meets the standards of this policy;

3. examination of chain of custody procedures which ensure integrity of collected specimens; or

4. evaluation of laboratory services.

Audit results will be treated as confidential so as to protect the privacy of tested persons.

ARTICLE V – SUBCONTRACTS

In all cases where a contractor is permitted to employ a subcontractor, the contractor is responsible for insuring that the subcontractor and subcontractor's employees are in compliance with this policy. Contracts between contractors and subcontractors must stipulate that Company reserves the right to audit subcontractor's substance programs.

ARTICLE VI – CONSENT FORMS

The contractor must obtain a signed consent demonstrating each employee's agreement to release to contractor and Company the results of any substance testing performed.

Company will look at substance test results only during occasional compliance audits as described in Article IV, or when testing is required by Company as described in ArticleII.

ARTICLE VII – NOTICE

The contractor must ensure that each of its employees and subcontractor employees is informed of the provisions of this policy and of the contractor's substance abuse policy. Notice will include the consequences of failure to comply, and notice will be made prior to entering Company premises.

ARTICLE VIII – CONCLUSION

Consideration for work on Company premises will be conditioned upon contractor's implementation of a policy that, in Company's sole judgment, conforms to the minimum standards expressed in this policy. Program development and implementation are the responsibility of the contractor.

The central goal of this policy is to provide a safe and efficient working environment for all persons on Company premises. Cooperation is vitally important to the achievement of this important goal.

irrespective of whether this Contract terminates by Company or Contractor under Article 4, or is terminated by Company with or without cause underArticle 18 or Article 19.

25.02 If any provision or portions, or applications thereof, of this Contract are held to be unenforceable, invalid or void by any court of competent jurisdiction, this Contract will be deemed to be amended to modify such provision or portion thereof partially or completely to the extent necessary to make it enforceable. If necessary, this Contract will be deemed to be amended to delete the unenforceable, invalid or void provision or portion thereof, in which event the validity and enforceability of the remaining provisions, or portions, or application thereof, will not be affected thereby.

25.03 None of the requirements of this Contract will be considered as waived by either Party unless the same is done in writing. Further, failure by either Party to enforce any rights will not waive those or other rights hereunder.

ARTICLE 26: THIRD PARTY BENEFICIARIES

26.01 Except as specifically provided in Article 14 and Article 15, nothing in this Contract will be construed to confer any rights or benefits in the Contract to anyone other than Company Group and Contractor Group, and all duties and responsibilities undertaken pursuant to this Contract will be for the sole and exclusive benefit of Company Group and Contractor Group and not for the benefit of any Third Party

ARTICLE 27: CODE OF CONDUCT

27.01 In connection with Contractor's performance of this Contract, Contractor agrees to act consistently with the BP Code of Conduct (www.bp.com) and to adhere to the principles set out therein, including our principles of non-retaliation against "whistle blowers." Any failure to do so by Contractor Group shall be deemed a material breach of this Contract.

ARTICLE 28: ENTIRE CONTRACT, AMENDMENT

28.01 This Contract constitutes the full understanding of the Parties, and is a complete and an exclusive statement of the terms of their agreement, and will exclusively control and govern all Work performed for Company. All representations, offers, and undertakings of the Parties made prior to the Effective Date hereof, whether oral or in writing, are merged herein

28.02 No other contract or agreement, whether executed prior or subsequent to the execution of this Contract, will in any way modify, amend, alter, or change any of the terms or conditions set out herein unless such contract or agreement: (i) is executed by persons of equal position and authority within their respective companies as those executing this Contract, and (ii) clearly expresses the specific intention of the Parties to amend this Contract by making specific reference thereto.

WITNESS THE SIGNATURES of the Parties hereto as set forth below.

BP AMERICA PRODUCTION COMPANY
COMPANY

By: ______________________
Signature

____
Printed Name

Title: ______________________

Approved by:	
Legal	AS
Procurement & Supply Chain Management	RC

ECOSPHERE TECHNOLOGIES, INC.
CONTRACTOR

By: ______________________
Signature

DENNIS MCGUIRE
Printed Name

Title: ______________________